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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           VORNADO OPERATING COMPANY
                           --------------------------
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   22-3569068
---------------------------------------        ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

 888 SEVENTH AVENUE, NEW YORK, NEW YORK                       10019
---------------------------------------         --------------------------------
(Address of principal executive offices)                   (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box [x]                                   box.[ ]


Securities Act registration statement file number to which this form relates:______________
        (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

         Stock Purchase Rights              The American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                           (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         --------------------------------------------------------

         On May 29, 2002, the Board of Directors of Vornado Operating Company, a Delaware corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of the Company, payable on June 7, 2002 to stockholders of record at the close of business on June 7, 2002. In addition, the Company issued one Right in respect of each common unit of limited partnership (a "Common Unit") in Vornado Operating L.P., a Delaware limited partnership, held by a limited partner other than the Company. One Right will also be issued for each share of Common Stock or Common Unit issued after that record date and prior to the Separation Time (as defined in the Rights Agreement referred to below), and additional Rights may thereafter be issued to the extent provided in the Rights Agreement. The Rights were issued pursuant to a Stockholder Protection Rights Agreement, dated as of May 29, 2002 (the "Rights Agreement"), between the Company and Wachovia Bank National Association, as Rights Agent.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights is incorporated by reference herein to the Company's Current Report on Form 8-K, dated May 29, 2002, and is qualified in its entirety by reference to the Rights Agreement and such exhibit thereto.


Item 2.  EXHIBITS.
         --------

EXHIBIT NO.           DESCRIPTION

       (1)            Rights Agreement.

       (2)            Forms of Rights Certificate and of Election to
                      Exercise, included in Exhibit A to the Rights Agreement.






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           Vornado Operating Company



                                           By:     /s/ Joseph Macnow
                                               -------------------------
                                             Name:  Joseph Macnow
                                             Title: Executive Vice President --
                                                    Finance and Administration


Date:  June 5, 2002


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                                  EXHIBIT INDEX


Exhibit No.     Description

        (1)     Stockholder Protection Rights
                Agreement, dated as of May 29,
                2002 (the "Rights Agreement"),
                between Vornado Operating Company
                and Wachovia Bank National Association,
                as Rights Agent.

        (2)     Forms of Rights Certificate and
                of Election to Exercise, included
                in Exhibit A to the Rights
                Agreement.